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Filed Pursuant to Rule 424(b)(3) Registration No. 333-128123

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 13, 2005)

12,000,000 Shares

Common Stock

This is an offering of 12,000,000 shares of common stock of Fleetwood Enterprises, Inc. Our common stock is listed on the New York Stock Exchange under the symbol "FLE." On June 19, 2008, the last reported sales price of our common stock on the New York Stock Exchange was $3.70 per share.

Before you invest, you should carefully read this prospectus supplement, the related prospectus and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as the business risks addressed in the documents incorporated by reference into the prospectus, to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$3.400	$40,800,000
Underwriting discounts and commissions	$0.136	$1,632,000
Proceeds to Fleetwood Enterprises, Inc. (before expenses)	$3.264	$39,168,000

We have granted the underwriter a 30-day option to purchase up to an additional 1,800,000 shares from us on the same terms and conditions as set forth above if the underwriter sells more than 12,000,000 shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Lehman Brothers expects to deliver the shares of common stock on or about June 25, 2008.

LEHMAN BROTHERS

June 20, 2008.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of 12,000,000 shares of our common stock under the shelf registration statement. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement along with the accompanying prospectus, as well as additional information described under "Where You Can Find More Information" before investing in our common stock. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different or additional information. If anyone provides you with different information, additional or inconsistent information, you should not rely on it.

i

        We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. In case there are any differences or inconsistencies between this prospectus supplement, the prospectus and the information incorporated by reference, you should only rely on the information contained in the document with the latest date. Please refer to the information and documents listed and described under the heading "Where You Can Find More Information" in the prospectus.

        References in this prospectus supplement to the "Company," "we," "us" and "our" refer to Fleetwood Enterprises, Inc. unless the context indicates another meaning.

        Information contained on our Web site is not a part of this prospectus supplement.

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DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. Statements in this prospectus supplement and the accompanying prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and elsewhere in this prospectus supplement, including the exhibits hereto. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement. Further, except as required by law, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

        Forward-looking statements regarding future events and the future performance of the Company involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, without limitation, the following items:

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  the lack of assurance that we will regain sustainable profitability in the foreseeable future;

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  the effect of ongoing weakness in both the manufactured housing and recreational vehicle markets;

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  the effect of a decline in home equity values, volatile fuel prices and interest rates, global tensions, employment trends, stock market performance, availability of financing generally, and other factors that can and have had a negative impact on consumer confidence, and which may reduce demand for our products, particularly recreational vehicles;

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  the availability and cost of wholesale and retail financing for both manufactured housing and recreational vehicles;

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  our ability to comply with financial tests and covenants on existing debt obligations;

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  our ability to obtain, on reasonable terms if at all, the financing we will need in the future to execute our business strategies and to meet the repayment terms of our outstanding convertible debt instruments, including the remaining amounts necessary following consummation of this offering to repurchase $100 million 5% Senior Convertible Notes, some or all of which the Company may be obligated to repurchase in or prior to December 2008;

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  potential dilution associated with future equity financings we may undertake to raise additional capital and the risk that the equity pricing may not be favorable;

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  the cyclical and seasonal nature of both the manufactured housing and recreational vehicle industries;

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  expenses and uncertainties associated with the entry into new business segments or the manufacturing, development, and introduction of new products;

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  the potential for excessive retail inventory levels in the manufactured housing and recreational vehicle industries;

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  the volatility of our stock price;

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  repurchase agreements with floorplan lenders, which could result in increased costs;

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  potential increases in the frequency of product liability, wrongful death, class action, and other legal actions; and

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  the highly competitive nature of our industries.

        Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may arise from changing circumstances or unanticipated events. Additionally, other risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended April 29, 2007, filed with the Securities and Exchange Commission (the "SEC"), under "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including the section therein entitled "Business Outlook."

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before making an investment decision. You should read carefully this entire prospectus supplement and accompanying prospectus, including the "Risk Factors", the financial data and related notes, and the reports incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

BUSINESS

        We are one of the nation's leaders in producing both recreational vehicles and manufactured housing. We also operate three supply companies that provide components for the recreational vehicle and housing operations, while also generating outside sales.

        In fiscal 2008, we sold 18,730 recreational vehicles. In calendar 2007, we held a 7.6% share of the overall recreational vehicle retail market, consisting of a 16.4% share of the motor home market and a 5.9% share of the travel trailer market. For calendar year 2007, our motor home business was in second position and the travel trailer division was in fourth position. Our folding trailer division was the leader in national market share in that segment in calendar year 2007. These statistics exclude units shipped by our former folding trailer subsidiary which we sold after the fiscal year end and is now presented as a discontinued operation in our financial statements.

        For fiscal 2008, we shipped 12,337 manufactured homes, or HUD-Code homes, which are homes manufactured in accordance with regulations published by the Federal Department of Housing and Urban Development. In calendar 2007, the manufactured housing industry had an 8.0% share of single-family housing starts. We had a 13.4% share of the manufactured housing wholesale market and a 13.8% share of the retail market in calendar 2007. We were the second largest producer of HUD-Code homes in the United States in terms of units shipped and retail sales in calendar 2007.

        Our business began in 1950 as a California corporation producing travel trailers and quickly evolved to what are now termed manufactured homes. We re-entered the recreational vehicle business with the acquisition of a travel trailer operation in 1964. The present company was incorporated in Delaware in 1977, and succeeded by merger to all the assets and liabilities of the predecessor company. We conduct our manufacturing activities in 15 states within the U.S., and to a much lesser extent in Mexico. We distribute our manufactured products primarily through a network of independent dealers throughout the United States and Canada.

        Our principal executive offices are located at 3125 Myers Street, Riverside, CA, 92503, tel: (951) 351-3500. Our website address is www.fleetwood.com. The information contained in our website is not a part of this prospectus supplement.

RECENT DEVELOPMENTS

        On April 10, 2008, we completed the sale of our 42.7-acre corporate campus in Riverside, California, for a price of $23.5 million, net of expenses. The sale generated a gain of approximately $22 million, of which $15 million will be recognized in the fourth quarter. We have become a tenant and will lease about 20 percent of the complex. The location will continue to serve as our corporate headquarters, as well as the headquarters for the RV and Housing Groups' operations.

        On April 10, 2008, we announced the deferral of dividends on our 6% convertible subordinated debentures, which, according to the terms of the indenture governing these securities, we may do for up to 20 quarters. The deferral began with the payment that would otherwise have been due on May 15, 2008.

        The Company has settled all ongoing litigation with The Coleman Company, Inc., ("Coleman") and all pending proceedings have been dismissed. Fleetwood paid Coleman $10 million in cash and agreed to release Coleman from the restriction on licensing its name to an RV company. In 2005, Fleetwood posted an appeal bond, supported by a letter of credit, in the amount of $18 million, and prior to the May 2008 settlement had recorded cumulative accounting charges of $19.2 million. The reversal of $9.2 million of the prior charges, as a result of the settlement, will flow through discontinued operations in the fourth quarter of fiscal 2008. The cancellation of the letter of credit will release borrowing capacity of $18 million under the Company's credit facility and will enhance liquidity by a net $8 million.

        On April 28, 2008 the Company and Fleetwood Holdings, Inc., a wholly owned subsidiary of the Company (the "Seller"), entered into a Stock Purchase Agreement (the "Original Stock Purchase Agreement") with FTCA, LLC (the "Stock Buyer") pursuant to which the Stock Buyer agreed to purchase all of the outstanding stock of Fleetwood Folding Trailers, Inc., a wholly owned subsidiary of the Seller ("Folding Trailers"). On May 12, 2008, the Company and the Seller entered into an Amended and Restated Stock Purchase Agreement (the "Amended and Restated Stock Purchase Agreement") with the Stock Buyer and FTCA Real Estate, LLC (the "Real Estate Buyer"), which amended and restated the Original Stock Purchase Agreement in its entirety prior to the consummation of the transactions contemplated thereby. Pursuant to the terms of the Amended and Restated Stock Purchase Agreement, on May 12, 2008, Folding Trailers entered into an Agreement of Sale and Purchase (the "Real Estate Purchase Agreement") with the Real Estate Buyer providing for the purchase by the Real Estate Buyer of the real estate associated with the Folding Trailers operation. The aggregate purchase price for the real estate and the stock combined was $10.7 million, subject to certain post-closing adjustments as set forth in the amended and restated Stock Purchase Agreement. In connection with the sale, both the Stock Buyer and the Real Estate Buyer assumed substantially all of the operating assets and liabilities of Folding Trailers, including ongoing warranty obligations but excluding pending litigation. The sale is expected to result in a loss of approximately $7.6 million after transaction costs, of which $6.3 million is attributable to the write-down of goodwill. The Company will reflect Folding Trailers as discontinued operations in the fourth quarter of fiscal 2008 and will record the loss in the same period.

        In May 2008, GE Money, a division of General Electric Capital Corporation, announced it was exiting the retail financing of recreational vehicles and other leisure products and in April 2008, Origen Financial, Inc., a national specialty manufactured housing lender, announced it would cease originated manufactured housing retail loans. These developments have not had a material impact on our business to date, however, we cannot assure you that such developments, or other similar developments in the lender market, would not have a material impact on our business in the future.

        Based on preliminary, unaudited results, the fourth quarter operating loss is expected to exceed the prior year loss of $2.5 million by approximately $3 million*. The Company released the fourth quarter and fiscal year-end 2008 preliminary revenue information on May 1, 2008 as part of its Current Report on Form 8-K.

(*)
Operating losses exclude current quarter real estate gains, prior year restructuring charges and discontinued operations.

REVENUES

        Our preliminary unaudited revenues for the fourth quarter and year ended 2008, which are subject to possible adjustment in connection with the audit and preparation of our Form 10-K for the year ended April 27, 2008, are set forth below:

(in millions)

	13 Weeks Ended			52 Weeks Ended
	Apr. 27, 2008	Apr. 29, 2007	% Change	Apr. 27, 2008	Apr. 29, 2007	% Change
Motor homes	$192	$278	(31)%	$922	$962	(4)%
Travel trailers	60	84	(29)	218	391	(44)
Supply	6	9	(33)	24	48	(50)

RV Group	258	371	(30)	1,164	1,401	(17)

Manufactured housing	98	115	(15)	469	516	(9)
Modular housing	13	2	550	32	2	NM
Lumber	1	—	NM	1	—	NM

Housing Group	112	117	(4)	502	518	(3)

Total revenues	$370	$488	(24)%	$1,666	$1,919	(13)%

NM—Not meaningful

CURRENT MARKET CONDITIONS

        There is ongoing weakness in both the manufactured housing and recreational vehicle markets. Industry conditions in the recreational vehicle industry in fiscal 2008 are adversely affected by concerns about interest rates, fuel prices, and diminished home equity values, as evidenced by soft market conditions. Year-over-year motor home retail sales are down 26.1%, travel trailer retail sales are down 16.6% and manufactured housing industry shipments are down 1.9% in the first four months of calendar 2008. In the same period, our retail market shares for motor homes and travel trailers was 16.4% and 4.2%, respectively. In the three months ended March 2008, our retail market share for manufactured housing was 13.3%. The outlook for fiscal year 2009 is for continued weakness in all markets, especially motor homes. This weakness was initially caused by turmoil in the mortgage industry that then spread to the broader financial markets and economy and now threatens a recession.

        On June 9, 2008, Lehman Brothers Inc. and the Company initiated a private offering of common stock and warrants solely to accredited institutional investors. Due to feedback from potential investors regarding the structure of the private offering, on June 19, 2008, the private offering was abandoned in favor of a new structure, involving a registered public offering of common stock alone, with the targeted size of the offering remaining substantially the same. No offers to buy or indications of interest in the private offering were accepted. On June 19, 2008 Lehman Brothers Inc. and the Company initiated a public offering of its common stock. The prospectus supplement delivered in this offering supersedes any offering materials that were used in the private offering.

SUMMARY OF THE OFFERING

Issuer	Fleetwood Enterprises, Inc.
NYSE symbol	Our common stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "FLE"
Common stock offered	12,000,000 shares
Underwriter's option to purchase additional shares	We may sell up to an additional 1,800,000 shares if the underwriter exercises its option to purchase additional shares.
Shares outstanding as of June 18, 2008(1)	64,256,522 shares of Common Stock.
Shares to be outstanding after the offering(1)(2)	76,256,522 shares of Common Stock
Use of proceeds	We expect to use the net proceeds of this offering to repay a portion of our 5% Senior Convertible Notes outstanding and for general corporate purposes.

(1)
The number of shares of common stock to be outstanding immediately after this offering is based on 64,256,522 shares outstanding as of June 18, 2008 and the issuance by us of 12,000,000 shares of our common stock in this offering. Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement excludes shares issuable pursuant to the exercise of the underwriter's over-allotment option and shares of our common stock issuable upon the exercise of stock options outstanding under our stock compensation plans.

(2)
Outstanding shares exclude the shares reserved for issuance upon conversion of the Trust Preferred or our 5% Senior Convertible Notes, payment of interest on the Trust Preferred and shares exercisable under our stock option plan.

RISK FACTORS

        Investing in our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in us set forth under "Risk Factors" in this prospectus supplement, the accompanying prospectus and those described in our Annual Report on Form 10-K filed with the SEC, and incorporated by reference in this prospectus supplement as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

        Investors should carefully consider when investing in our common stock that this prospectus supplement includes preliminary unaudited financial information for the fourth quarter and fiscal year ended 2008 that remain subject to possible adjustment in connection with the audit and preparation of our Form 10-K for the year ended April 27, 2008. We cannot assure you that the preliminary unaudited financial information will not change and that any such change would not have an adverse effect on our financial condition.

RISK FACTOR OVERVIEW

        You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption "Business—Risk Factors" in the Form 10-K for the fiscal year ended April 29, 2007 (the "Form 10-K") and the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Qs for the fiscal quarters ended July 29, 2007, October 28, 2007 and January 27, 2008 (the "Form 10-Qs") before making your investment decision, as well as those contained in any filing with the Commission subsequent to the date of this prospectus supplement.

        In particular, we face the following risks, as further described in the Form 10-K.

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  There remains no assurance that we will regain sustainable profitability in the foreseeable future, and we anticipate when we report final results for our full 2008 fiscal year we will report a net loss for the eighth consecutive year since fiscal 2001.

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  There is ongoing weakness in both the manufactured housing and recreational vehicle markets. Industry conditions in the recreational vehicle industry in fiscal 2008 were adversely affected by concerns about interest rates, fuel prices, and diminished home equity values, as evidenced by soft market conditions. The outlook for fiscal year 2009 is for continued weakness in all markets, especially motor homes. This weakness was initially caused by turmoil in the mortgage industry that then spread to the broader financial markets and economy and now threatens a recession.

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  Manufactured housing industry shipments were down 18.4% in calendar 2007. Markets in California, Arizona and Florida, traditionally among our strongest, were the states most impacted by the sudden tightening in the conventional mortgage markets and are down sharply. More recently we have seen softness in other parts of the country, including the Northeast. The outlook in most areas continues to be uncertain, but overall we anticipate that manufactured housing industry conditions are unlikely to improve before late calendar 2008, and then only modestly if at all.

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  The decline in home equity values, volatile fuel prices and interest rates, global tensions, employment trends, stock market performance, availability of financing generally, and other factors have had an extremely negative impact on consumer confidence in recent months, and have reduced demand for our products, particularly recreational vehicles.

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  The availability and cost of wholesale and retail financing for both manufactured housing and recreational vehicles continues to be constrained, and was not improved by the recent exit of GECC from retail financing for recreational vehicles and of Origen from retail financing of manufactured housing.

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  The availability and pricing of manufacturing components and labor, as well as changes in labor practices, may significantly affect our results of operations. Inflationary pressures on certain raw materials and commodities have increased our manufacturing costs and corresponding increases to the price of our products may not be possible under current market conditions.

        Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other material events actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

        In addition, this prospectus supplement contains preliminary unaudited financial information for the fourth quarter and fiscal year ended 2008 that are subject to possible adjustment. We cannot assure you that the unaudited preliminary financial information will not change and that any such change would not have an adverse effect on our financial condition.

Risks Relating to This Offering

  The market price for our common stock has been depressed, and may decline further. We expect the trading price of our common stock to be highly volatile.

        The market price of our common stock has fluctuated significantly over the years and has generally declined from $45.04 per share on March 6, 1998 to $3.70 per share on June 19, 2008. The market price of our common stock may decline further as a result of a number of factors, including our ability to pay principal and interest on our debt when due and the recent downgrade in our debt ratings and earlier downgrade of corporate ratings by Moody's and the earlier downgrade of our corporate rating by Standard and Poor's. Other factors resulting in fluctuations in the market price of our common stock include:

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  actual and anticipated variations in our operating results;

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  general economic and market conditions;

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  interest rates;

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  the cost of oil, gasoline and other fossil fuels;

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  the availability of wholesale and retail credit to finance the purchase of manufactured homes and recreational vehicles;

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  the negative effects on our wholesale sales caused by the combination of slower retail sales and/or dealers reducing their inventory levels by not replacing sold units;

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  general conditions, including changes in demand, in the manufactured housing and recreational vehicle industries;

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  future issuances of our common stock, including issuances of common stock upon conversion of our outstanding debentures, which could have a dilutive effect on our per share results of operations and otherwise cause the market price of our common stock to decline;

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  perceptions of the strengths and weaknesses of the manufactured housing and recreational vehicle industries;

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  developments in our relationships with our customers and/or suppliers;

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  announcements of alliances, mergers or other relationships by or between our competitors and/or our suppliers and customers;

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  announcements and the introduction of new products and models by us or our competitors and the success or failure of these new products and models; and

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  developments related to regulatory and zoning regulations.

        We expect this volatility to continue in the future. In addition, any shortfall or changes in our revenue, gross margins, earnings or other financial results could also cause the price of our common stock to fluctuate significantly. In recent years, the stock market in general has experienced extreme price and volume fluctuations that have particularly affected the manufactured housing and recreational vehicle industries and that may be unrelated to the operating performance of the companies within these industries. These broad market fluctuations may adversely affect the market price of our common stock. Volatility in the price of stocks of companies in our industries has been particularly high.

Risks Relating to Our Business

        Investors or potential investors in us should carefully consider the risks described below. These risks are not the only ones we face. Additional risks of which we are presently unaware or that we currently consider immaterial may also impair our business operations and hinder our financial performance.

        We have had significant losses over the last eight fiscal years and we may not be able to regain consistent profitability in the foreseeable future. This could cause us to limit future capital expenditures and also increase the difficulty of implementing our business and finance strategies or meeting our obligations when due.

        We reported net losses in fiscal years 2001 through 2007 and expect to report a modest net loss in fiscal 2008. A failure to achieve consistent profitability may reduce our liquidity and may cause us to reduce our expenditures on capital improvements, machinery and equipment, and research and development. This could have a negative effect on our ability to maintain production schedules, manufacture high-quality products, and develop and manufacture new products that will achieve market acceptance. This could, in turn, have a negative effect on our sales and earnings. If we continue to suffer losses, we could be unable to implement our business and financial strategies or meet our obligations when due. Our losses in recent fiscal years were caused primarily by the following conditions:

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  reduced demand in the manufactured housing and, during certain periods, recreational vehicle industries;

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  lack of competitive products in certain segments of the travel trailer market;

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  manufacturing complexities resulting from the introduction of new products, primarily in the travel trailer segment;

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  interest payments on convertible debentures which we issued in 1998 and 2003;

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  low utilization of capacity, particularly in our manufactured housing and travel trailer plants;

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  certain wholesale and retail lenders abandoning the manufactured housing market;

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  restrictive lending standards in the manufactured housing market by the remaining retail lenders;

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  relatively high interest rates for manufactured homes as opposed to site-built homes;

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  reduced ability, particularly for recreational vehicle buyers, to borrow all or part of the purchase price against their home equity;

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  competition with resellers of repossessed manufactured homes;

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  variable economic conditions and diminished consumer confidence;

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  caution in potential motor home buyers, particularly first-time buyers, caused by high and volatile fuel prices;

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  our untimely entry into the manufactured housing retail business in the late 1990s;

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  excess retail inventories in manufactured housing in the early part of the decade;

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  overproduction of RVs at certain times, leading to excess finished goods inventories and increased retail inventories in our distribution network; and

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  lack of market acceptance of certain new products.

        We cannot provide assurance that the conditions that have resulted in substantial losses since fiscal year 2001 will not continue in fiscal 2009 and beyond.

        Recent weakness in the recreational vehicle market and ongoing weakness in the manufactured housing market may continue to reduce the demand for our products.

        In the last two years the recreational vehicle market has weakened in response to lower consumer confidence, volatile fuel prices, and higher interest rates. In recent months record fuel prices have seriously exacerbated the intermediate-term challenges for that market. The manufactured housing market has been in a prolonged slump that was initiated by undisciplined lending practices within the industry in the late 1990s, followed in recent years by tough competition from liberal financing of site-built homes. Default rates have fallen and inventories of repossessed homes have returned to more acceptable levels for manufactured homes; however, there can be no assurance that the demand for manufactured housing will recover to what historically was considered more normal levels. Additionally, the long-term effects from the fallout in the subprime mortgage sector remain unclear at this time but depressed prices and an increased number of foreclosed-upon site-built homes could reduce demand for our products. Ongoing weakness in both our principal industries would limit our growth opportunities and have a negative effect on future sales and profitability.

        Global tensions and fuel shortages, higher prices for fuel and rising interest rates have a negative effect on consumer confidence and in turn diminish sales of our products, particularly recreational vehicles.

        Gasoline or diesel fuel is required for the operation of motor homes and vehicles used to tow travel trailers. Prices for these petroleum products have risen recently and, particularly in view of increased international tensions and increased global demand for oil, there can be no assurance that the supply of these products will continue uninterrupted, that rationing will not be imposed, or that the price of, or tax on, these products will not significantly increase in the future. Increases in gasoline prices and speculation about potential fuel shortages, combined with rising interest rates, have had an unfavorable effect on consumer confidence in the past. As a result, these forces have caused a decline in demand for recreational vehicles from time to time, which then had an adverse effect on our sales volume. This pattern of events has occurred recently and could happen again in the future. Increases in the price of oil can also result in significant increases in the price of many of the components in our products, which may have a negative effect on margins or sales volumes of those products.

        Availability and cost of financing for our retailers or retail customers, particularly in our manufactured housing business, could continue to reduce our sales.

        Our dealers, as well as retail buyers of our products, generally secure financing from independent lenders, which, in the case of manufactured housing, have been negatively affected by adverse loan experience. For example, several national retail and wholesale lenders have withdrawn from the manufactured housing finance business in recent years, and a finance division of General Electric Credit Corp. recently withdrew from retail lending on recreational vehicles and other leisure products. Reduced availability of such financing and higher interest rates have had, and continue to have, an adverse effect on the manufactured housing business and our housing sales. If this financing were to become unavailable or were to be further restricted, our results of operations would suffer. Availability of financing depends on the lending practices of financial institutions, financial markets, governmental policies, and economic conditions, all of which are largely beyond our control. For example, floorplan lenders have tightened credit availability, Conseco and Deutsche have exited that business in the manufactured housing industry, and General Electric has acquired Transamerica and Bombardier's manufactured housing wholesale finance businesses, thereby reducing competition. In addition, quasi-governmental agencies such as Fannie Mae and Freddie Mac, which are important purchasers of loans from financial institutions, have tightened standards relating to the manufactured housing loans that they will buy. Most states classify manufactured homes as personal property rather than real property for purposes of taxation and lien perfection. As a result, interest rates for manufactured homes are generally higher and the terms of the loans shorter than for site-built homes. In the current environment, financing for the purchase of manufactured homes is often more difficult to obtain than conventional home mortgages. Further, access to home equity to help finance recreational vehicle purchases has become more difficult for retail buyers, and a continuation of depressed real estate prices and stringent home equity lending will further reduce recreational vehicle sales in the future. There can be no assurance that affordable wholesale or retail financing for either manufactured homes or recreational vehicles will be available on a widespread basis in the future.

        We may be unable to comply in the future with financial tests and covenants in our senior secured credit facility, which could result in a default under that facility, in which event our lenders could accelerate our debt or take other actions that could restrict our ability to operate.

        In January 2007, we announced the early renewal and extension of our secured credit facility with Bank of America. If our liquidity and our operating results deteriorate significantly due to business or economic conditions, we could breach covenants under the amended and restated facility, resulting in a default. We have amended the facility on several occasions since we first entered it in 2002 to reset financial covenants that could have led to potential covenant breaches.

        Under the amended senior secured facility agreement, we are subject to a financial performance covenant only if our average monthly liquidity, defined as cash, cash equivalents, and unused borrowing capacity, falls below $50 million for any calendar month, or $25 million on any one day, or average daily availability falls below $20 million in any month. Under these circumstances, we are required to meet a designated fixed charge coverage ratio. A breach of the covenant could result in a default under this facility, as well as a cross-default in our 5% convertible senior subordinated debentures and our capital lease obligations. In the event of a future default under our debt obligations, we cannot be certain that our lenders will agree to refrain from enforcing any remedies otherwise available to them or that they will grant us any further waivers or amend our covenants.

        Our credit facility ranks senior to the 5% convertible senior subordinated debentures and the 6% convertible subordinated debentures. Our credit facility is secured by substantially all of our assets, excluding the cash value of our company-owned life insurance and certain fixed assets, including some of our real property. Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under the facility, together with accrued interest, to be immediately due and payable. A default under our senior secured facility could also cause a default under our 5% convertible senior subordinated debentures. If we were unable to repay all outstanding balances, the lenders could proceed against our assets, and any proceeds realized upon the sale of assets would be used first to satisfy all amounts outstanding under our senior debt and, thereafter, any of our other liabilities, including liabilities relating to our convertible securities.

        Lender actions in the event of default might:

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  restrict our working capital and capital expenditures;

  •
  limit our ability to react to changes in market conditions due to a lack of resources to develop new products;

  •
  hamper the marketing of our products due to a lack of funds;

  •
  increase our risk of not surviving an extended downturn in our businesses compared to other competitors whose capital structures are less highly leveraged;

  •
  restrict our ability to merge with another company and to acquire or sell properties; and

  •
  cause us to seek protection from our creditors through bankruptcy proceedings or otherwise.

        We may not be able to obtain corporate financing in the future, and the terms of any future financings may limit our ability to manage our business. Difficulties in obtaining financing on favorable terms would have a negative effect on our ability to execute our business strategy.

        In addition to capital available under the senior secured credit facility, we anticipate that we may be required to seek additional capital in the future, including financing necessary to refinance or replace existing long-term debt or to fund capital expenditures. There can be no assurance that we will be able to obtain future financings, if needed, on acceptable terms, if at all.

        On January 29, 2008, Moody's Investor Service lowered our corporate family credit rating from B3 to Caa1 and reaffirmed the rating of Caa3 on our convertible trust preferred securities, as well as their negative outlook for Fleetwood. In lowering the corporate rating, Moody's acknowledged that the company had made notable progress in restructuring, reducing capacity and lowering costs but noted that the benefits of these initiatives had been more than offset by weaker overall demand in both the RV and manufactured housing industries. They also cited their expectation that market pressure in both industries was likely to increase as a result of the slowdown in the US economy and a contraction in availability of credit to support retail purchases of our products. Moody's also commented that the likely requirement for the Company to redeem $100 million of senior subordinated debentures in December, 2008 for cash or stock could put a strain on liquidity and/or the price of our stock. On March 14, 2008, Standard & Poor's Ratings Services lowered our corporate credit rating from B to CCC+. Concurrently, they also lowered their ratings on our convertible trust preferred securities from CCC to CC and our convertible senior subordinated debentures from CCC+ to CCC- and reaffirmed a negative outlook. They indicated that their ratings actions stemmed from concerns about ongoing losses, a more highly-leveraged balance sheet due to declining equity and potential near-term liquidity challenges related to the put option on our $100 million of senior subordinated debentures. They also cited unfavorable economic conditions, restricted financing and low consumer sentiment as underlying reasons for the rating action. Subsequently, on May 22, 2008, Standard & Poor's further reduced the rating on our convertible trust preferred securities from CC to D as a consequence of our decision to defer the May 15, 2008 distribution on them. They also reaffirmed their negative outlook for Fleetwood.

        If we are unable to obtain alternative or additional financing arrangements in the future, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategies. Moreover, the terms of any such additional financing may restrict our financial flexibility, including the debt we may incur in the future, or may restrict our ability to manage our business as we had intended.

        Our businesses are both cyclical and seasonal and this can lead to fluctuations in our operating results.

        The industries in which we operate are highly cyclical, as well as seasonal, and there can be substantial fluctuations in our manufacturing shipments, retail sales and operating results, and the results for any prior period may not be indicative of results for any future period. Companies within both the manufactured housing and recreational vehicle industries are subject to volatility in operating results due to external factors such as economic, demographic, and political changes. Factors affecting the manufactured housing industry include:

  •
  interest rates, tight credit standards, and the availability of financing for manufactured homes;

  •
  general economic conditions (including consumer confidence, unemployment, inflation and interest rates.);

  •
  inventory levels of dealers;

  •
  interest rates and terms of financing for site-built homes;

  •
  commodity availability and prices;

  •
  availability of manufactured home sites;

  •
  defaults by retail customers resulting in repossessions;

  •
  apartment vacancies and rents; and

  •
  international tensions and hostilities.

Factors affecting the recreational vehicle industry include:

  •
  overall consumer confidence and the level of discretionary consumer spending;

  •
  fuel availability and prices;

  •
  general economic conditions;

  •
  interest rates and availability of financing;

  •
  international tensions and hostilities;

  •
  manufacturer and dealer inventory levels;

  •
  unemployment trends; and

  •
  commodity availability and prices.

        We cannot provide assurance that the factors that are currently adversely affecting our businesses will not continue to have an adverse effect in the future.

        Our businesses are also seasonal, which can lead to fluctuations in our operating results. We have experienced, and expect to continue to experience, significant variability in sales, production, and operating results as a result of seasonality in our businesses. Demand for manufactured housing and recreational vehicles generally declines during the winter season, while sales and profits in both industries are generally highest during the spring and summer months. In addition, unusually severe weather conditions in some markets may delay the timing of purchases and shipments from one quarter to another.

        When we introduce new products or enter into new business segments, we may incur expenses or consume liquidity that we did not anticipate, such as recall expenses, resulting in reduced earnings.

        The introduction of new models is critical to our future success, particularly in our recreational vehicle business. Also, we have recently increased our exposure to the modular housing market. We have additional costs when we introduce new models or enter new business segments, such as initial labor or purchasing inefficiencies, but we may also incur unexpected expenses. For example, we may experience unexpected engineering or design flaws that will force a recall of a new recreational vehicle product or cause a modular product not to be accepted by the customer. In addition, in new business segments, our lack of experience or expertise may cause us to price our products inappropriately given the risk or cost of the venture. The costs resulting from these types of problems could be substantial and have a significant adverse effect on our earnings.

        Excess retail inventories of our products, especially in the recreational vehicle industry, and housing repossessions may have a negative effect on our sales volume and profit margins.

        The level of manufactured housing and recreational vehicle retail inventories and the existence of repossessed homes in the market can have a significant effect on manufacturing shipments and operating results. Motor home dealer inventory levels were high in 2005, but have stabilized after three years of inventory correction. The travel trailer industry inventories were also high, but wholesale shipment trends since the latter part of 2006 as evidenced by dealers drawing down inventories to reflect reduced current and anticipated retail sales have resulted in a lowering of inventories to fit current market conditions. The manufactured housing industry experienced excess dealer inventories for a more extended period of time over the past several years. The continued limited availability of manufactured housing retail financing and competition from the resale of repossessed homes extended the inventory adjustment period beyond what was originally expected. More liberal lending standards in the past resulted in loans to less-creditworthy customers, many of whom have defaulted on these loans. Lenders have repossessed the customers' homes and resold them at prices significantly below the retail price of a new home, thereby increasing competition for manufacturers of new homes. These factors in the manufactured housing industry appear to have stabilized; however, if they were to deteriorate once more, or if retail demand were to significantly weaken, the resulting inventory overhang could result in price competition and further pressure on profit margins within the industry and could have an adverse impact on our operating results. Recent difficulties in the subprime conventional housing mortgage industry could result in an increase in loan defaults and an increase in the inventory of foreclosed-upon homes, which could reduce prices for those homes and, accordingly, negatively affect the market for manufactured homes and our operating results, at least in the short-term.

        Our repurchase agreements with floorplan lenders could result in increased costs.

        In accordance with customary practice in the manufactured housing and recreational vehicle industries, we enter into repurchase agreements with various financial institutions pursuant to which we agree, in the event of a default by an independent retailer in its obligation to these credit sources, to repurchase product at declining prices over the term of the agreements, typically 12, 18 or 24 months. The difference between the repurchase price, plus any refurbishment costs, and the price at which the repurchased product can then be resold, which is typically at a discount to the original sale price, represents a financial expense to us. Thus, if we were obligated to repurchase a large number of manufactured homes or recreational vehicles in the future, this would increase our costs, which could have a negative effect on our earnings. Tightened credit standards by lenders and more aggressive attempts to accelerate collection of outstanding accounts with dealers could result in defaults by dealers and consequent repurchase obligations on our part that may be higher than has historically been the case. During fiscal 2008, we repurchased 65 manufactured homes and 94 recreational vehicles at an aggregate gross purchase price of $4.8 million, incurring a loss after resale of approximately $730,000, compared to repurchases during fiscal 2007 of 57 manufactured homes and 39 recreational vehicles at an aggregate purchase price of $2.4 million, and a loss after resale of approximately $744,000.

        If the frequency and size of product liability, wrongful death, and other claims against us increase, our business, results of operations and financial condition may be harmed.

        We are frequently subject, in the ordinary course of business, to litigation involving products liability and other claims, including wrongful death, against us related to personal injury and warranties. We partially self-insure our products liability claims and purchase excess products liability insurance in the commercial insurance market. We cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims, as compared to our experience in prior years, may cause our insurance premiums to rise significantly. It may also increase the amounts we pay in punitive damages, which our insurance may not cover. We are also presently party to actions in litigation that the plaintiffs are seeking to have certified as class actions. If any of these actions is decided in a manner adverse to us, the resulting liability may be significant. These factors may have a material adverse effect on our results of operations and financial condition. In addition, if these claims rise to a level of frequency or size that is significantly higher than similar claims made against our competitors, our reputation and business will likely be harmed.

        The recreational vehicle and manufactured housing industries are highly competitive and some of our competitors have stronger balance sheets and cash flows, as well as greater access to capital, than we do. The relative strength of our competitors could result in lower sales volume and earnings for us, which could have an adverse effect on our results of operations and financial condition.

        The recreational vehicle market is highly competitive and it has experienced some industry consolidation in recent years. Sales from the five largest manufacturers represented approximately 64% of the retail market in calendar 2007, including our sales, which represented 7.6% of the market. Competitive pressures, especially in the entry-level segment of the market for travel trailers, have resulted in a reduction of profit margins. Sustained increases in competitive pressures could have an adverse effect on our results of operations. There can be no assurance that existing or new competitors will not develop products that are superior to our recreational vehicles or that achieve better consumer acceptance, thereby adversely affecting our sales volume and profit margins.

        The manufactured housing industry is also highly competitive. As of December 31, 2007, there were approximately 65 manufacturers of homes and fewer than 5,000 active retailers. Based on retail sales, the 10 largest manufacturers accounted for approximately 77% of the retail manufactured housing market in calendar 2007, including our sales, which represented 13.8% of the market. Competition with other housing manufacturers is based primarily on price, product features, reputation for service and quality, retail inventory, merchandising, and the terms and availability of wholesale and retail customer financing. Manufacturing capacity currently exceeds retail demand, and continued overcapacity of manufactured housing could lead to greater competition and result in decreased margins, which could have an adverse effect on our results of operations.

        In addition, manufactured homes compete with new and existing site-built homes, apartments, townhouses and condominiums. With ample availability of construction financing and relatively attractive mortgage financing, the supply of such housing increased in recent years, reducing the demand for manufactured homes.

        Manufactured homes also compete with resales of homes that have been repossessed by financial institutions as a result of credit defaults by dealers or customers. Repossession rates for conventional homes are increasing in light of recent difficulties in the subprime mortgage market. Although repossession rates for manufactured homes have declined more recently after hitting historic highs several years ago, there can be no assurance that they will not rise again, thereby adversely affecting our sales volume and profit margins.

        The manufactured housing industry, as well as the site-built housing development industry, has experienced consolidation in recent years, which could result in the emergence of competitors, including developers of site-built homes that are larger than we are and have greater financial resources than we have. For example, the large conglomerate Berkshire Hathaway has acquired two of our major housing competitors, Clayton Homes and Oakwood Homes, and one of our recreational vehicle competitors, Forest River. These combinations could ultimately strengthen competition in both industries and adversely affect our business.

        Changes in consumer preferences for our products or our failure to gauge those preferences could lead to reduced sales and additional costs.

        Consumer preferences for our products in general, and recreational vehicles in particular, are likely to change over time. We believe that the introduction of new features, designs and models will be critical to the future success of our recreational vehicle operations. Delays in the introduction of new models or product features, or a lack of market acceptance of new features, designs, or models, could have a material adverse effect on our business. For example, we may incur significant additional costs in designing or redesigning models that are not accepted in the marketplace. Products may not be accepted for a number of reasons, including changes in consumer preferences or our failure to properly gauge consumer preferences. We may also experience production difficulties, such as inefficiencies in purchasing and increased labor costs, as we introduce new models. We cannot be certain that our new products will not infringe on revenues from existing models and adversely affect our results of operations. There can be no assurance that we will introduce any of these new models or products to the market on time or that they will be successful when introduced.

        We have offered and expect to continue to offer financial incentives from time to time that can negatively affect our operating results.

        We may make business decisions that include offering incentives to stimulate the sales of products not adequately accepted by the market, or to stimulate sales of older or obsolete models. These incentives are accounted for as a reduction of net sales and reduce our operating results.

        The market for our manufactured homes is heavily concentrated in the southern part of the United States, especially in Florida and California, and a continued decline in demand in those areas could have a material negative effect on sales.

        The market for our manufactured homes is geographically concentrated, with the top 15 states accounting for 75% of our retail sales in calendar 2007. The southern, southwest and south central United States and California account for a significant portion of our manufactured housing sales, with Texas, Florida and California markets alone accounting for 40% of sales. A downturn in economic conditions in these regions that is worse than that of other regions could have a disproportionately material adverse effect on our results of operations. We have experienced a steep decline in the demand for manufactured homes in recent years in Florida, California, and Arizona. There can be no assurance that the demand for manufactured homes will not continue to decline in those regions or other areas in which we experience high product sales, resulting in an adverse effect on our results of operations.

        Increased costs, including costs of component parts and labor, potentially affected by changes in labor rates and practices, could reduce our operating income.

        The availability and pricing of manufacturing components and labor, as well as changes in labor practices, may significantly affect our results of operations. Although we attempt to mitigate the effect of any cost escalation in components and labor costs by negotiating with current or new suppliers and by increasing productivity or, where necessary, by increasing the sales prices of our products, we cannot be certain that we will be able to do so without it having an adverse impact on the competitiveness of our products and, therefore, our sales volume. Changes in labor rates and practices, including changes resulting from union activity, could significantly affect our costs and thereby reduce our operating income. Any failure to offset increases in our manufacturing costs could have an adverse effect on our margins, operating income, and cash flows. Even if we were able to offset higher manufacturing costs by increasing the sales prices of our products, the realization of any such increases often lags behind the rise in manufacturing costs, especially in our manufactured housing operations, due in part to our commitment to give our retailers price protection with respect to previously placed customer orders.

        We depend on a small group of suppliers for some of our components, and the loss of any of these suppliers could affect our ability to obtain components at competitive prices, which would lower our sales and profit margins.

        Most of the materials purchased for our core products are commodity type items and are readily available from multiple sources. Several of our recreational vehicle components, however, are specialty tooled proprietary parts that are single sourced from national suppliers. Although we own the tooling for those parts and could relocate the production, that relocation could lead to higher prices for the parts and delays in production. Motor home chassis are only available from a limited number of suppliers and often need to be ordered well in advance of delivery. Spartan and Freightliner supply diesel-powered chassis, and Workhorse Custom Chassis and Ford Motor Company are the dominant suppliers for the Class A and Class C gas chassis. Shortages, production delays, or work stoppages by any of these suppliers could have a material adverse effect on our sales. If we could not obtain an adequate chassis supply, our sales and earnings would suffer.

        Zoning regulations affect the number of sites available for our manufactured homes, which in turn can affect our sales.

        Any limitation on the growth of the number of sites available for manufactured homes, or on the operation of manufactured housing communities, could adversely affect our sales. In addition, new product opportunities that we may wish to pursue for our manufactured housing business could cause us to encounter new zoning regulations and affect the potential market for these new products. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, property owners have resisted the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, and we believe that this resistance has adversely affected the growth of the industry. The inability of the manufactured home industry to change these zoning ordinances could have an adverse effect on our results of operations and we cannot be certain that manufactured homes will receive more widespread acceptance or that additional localities will adopt zoning ordinances permitting the location of manufactured homes.

        Amendments of the regulations governing our businesses could have a material effect on our operations.

        Both our recreational vehicle and manufactured housing businesses are subject to extensive federal and state regulations, including construction and safety standards for manufactured homes and safety and consumer protection laws relating to recreational vehicles. Amendments to any of these regulations and the implementation of new regulations could significantly increase the costs of manufacturing, purchasing, operating, or selling our products and could have an adverse effect on our results of operations. Recently, for example, there have been suggestions in Congressional hearings that the Congress and regulators may seek to impose more stringent laws and regulations regarding the use of products containing formaldehyde.

        Our failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of sales or production, or cessation of operations. In addition, a major product recall could have a material adverse effect on our results of operations.

        Certain U.S. tax laws currently afford favorable tax treatment for the purchase and sale of recreational vehicles that are used as the equivalent of second homes. These laws and regulations have historically been amended frequently, and it is likely that further amendments and additional regulations will apply to us and to our products in the future. Amendments to these and other tax laws and regulations and the implementation of new regulations, including, for instance, changes that affect our ability to utilize our net operating losses, could have an adverse effect on our results of operations.

        Our operations are subject to a variety of federal and state environmental regulations relating to noise pollution and the use, generation, storage, treatment, emission, and disposal of hazardous materials and wastes. Although we believe that we are currently in material compliance with applicable environmental regulations, our failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of production or operations, alterations to the manufacturing process, costly cleanup, or capital expenditures.

        Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have an adverse effect on our business and stock price.

        Section 404 of the Sarbanes-Oxley Act requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report.

Section 404 also requires our independent registered public accounting firm to attest to, and report on, management's assessment of our internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we cannot assure you that we will be able to conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404. If we fail to maintain a system of effective internal controls, it could have an adverse effect on our business and stock price.

        We are not currently paying dividends on our common stock, and we are deferring payment of distributions on our convertible trust preferred securities.

        In 2001 we discontinued the payment of dividends on our common stock, and in April 2008 we also elected to defer distributions on our 6% convertible trust preferred securities. Under the terms of these trust preferred securities, we have the option to defer payment of the distributions for a period of up to 20 consecutive quarters. While we are defering making distributions on the 6% convertible trust preferred securities, we cannot declare or pay any dividends on our common stock during the deferral period. Even after we resume making distributions on the 6% convertible trust preferred securities, our board of directors does not currently contemplate paying dividends on our common stock.

USE OF PROCEEDS

        The net proceeds to us from this offering will be $38,168,000, based on a public offering price of $3.40 per share and after deducting an aggregate of approximately $2,632,000 in underwriting discounts and commissions and estimated offering expenses. If the underwriter's over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $44,043,200. We plan to use the net proceeds of this offering to repay a portion of our 5% Senior Convertible Notes outstanding and for general corporate purposes. Pending such uses, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND HISTORY

        Our common stock trades on the New York Stock Exchange under the symbol "FLE." The high and low bid prices of our common stock during each quarter for the first quarter of the fiscal year 2008 and for the fiscal years 2007 and 2006 were as follows:

	Fiscal 2008		Fiscal 2007		Fiscal 2006
Quarter
	High	Low	High	Low	High	Low
Fourth	$5.25	$3.37	$9.74	$7.11	$12.34	$9.37
Third	$9.56	$4.45	$9.44	$6.59	$12.60	$10.22
Second	$11.14	$7.82	$8.28	$6.33	$13.69	$8.78
First	$11.41	$8.15	$10.24	$6.42	$11.54	$9.37
					Fiscal 2009
					High	Low
First (through June 18, 2008)					$4.40	$3.40

        As of June 19, 2008, the closing sale price of our common stock, as reported on the New York Stock Exchange, was $3.70.

        We have not paid any cash dividends on our common stock since 2001 and do not anticipate paying cash dividends in the foreseeable future.

CAPITALIZATION

        The following table sets forth our capitalization as of April 27, 2008 (1) on a preliminary, unaudited basis and (2) as adjusted to reflect net proceeds from the sale by us of 12,000,000 shares of common stock based on a public offering price of $3.40 per share and after deducting underwriting discounts and commissions and estimated offering expenses. The information in the table below is preliminary in nature and has not been audited by Ernst & Young LLP, our independent registered public accounting firm. Accordingly, these preliminary amounts are subject to possible adjustment by us in connection with the audit by Ernst & Young and the preparation and filing of our Form 10-K for the year ended April 27, 2008. Final audited financial information will be included in our Form 10-K for the year ended April 27, 2008 when it is filed with the SEC.

	April 27, 2008
	Preliminary Actual (Unaudited)	As Adjusted (Unaudited)
	(In thousands)
Cash(1)	$75,052	$113,220
Marketable investments	25,087	25,087
Short-term indebtedness
5% convertible senior subordinated debentures	100,000	100,000
Other short-term borrowings	9,568	9,568
Accrued interest	5,232	5,232
Total short-term indebtedness	114,800	114,800
Long-term indebtedness
6% convertible subordinated debentures	160,142	160,142
Other long-term borrowings	16,145	16,145
Total long-term indebtedness	176,287	176,287
Shareholders' equity
Preferred stock, par value $1 per share, 10,000,000 shares authorized, none issued and outstanding, actual and as adjusted	—	—
Common stock, $1 par value, authorized 150,000,000 shares, outstanding 64,256,522 at April 27, 2008; and 76,256,522 issued and outstanding, as adjusted for the issuance of 12,000,000 shares(2)	64,257	76,257
Other shareholders' equity	22,010	48,178
Total shareholders' equity	86,267	124,435
Total capitalization	377,354	415,522

(1)
Includes $16.8 million of restricted cash proceeds from a real estate sale pledged in connection with the secured credit facility with Bank of America. The restriction lapsed on May 23, 2008, following the completion of the substitution of alternative real estate collateral.

(2)
Outstanding shares exclude the shares reserved for issuance upon conversion of the Trust Preferred or our existing convertible debentures, payment of interest on the Trust Preferred and shares exercisable under our stock option plan.

DESCRIPTION OF CAPITAL STOCK

        The following is a general description of the terms and provisions of our capital stock. These summaries are not meant to be complete.

        Our authorized capital stock consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share.

        At June 18, 2008 we had outstanding:

  •
  64,256,522 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

  •
  exercisable stock options to purchase an aggregate of approximately 2,874,681 shares of our common stock;

  •
  no shares of preferred stock;

  •
  an aggregate of approximately $151,250,000 in stated liquidation amount of the Trust Preferred. Holders of these preferred securities have the right to convert their securities into an aggregate of 3,025,000 shares of our common stock, subject to adjustment; and

  •
  an aggregate of $100,000,000 principal amount of existing convertible debentures convertible into a maximum of 8,503,400 shares of our common stock.

  Common Stock

        Subject to the rights of holders of our preferred securities that may be issued in the future, our common stockholders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate its votes for the election of directors. Our stockholders do not have preemptive rights.

        Computershare is the transfer agent and registrar for our common stock.

  Effect of New Issuance

        If our board were to issue a new series of common stock or preferred stock, the issuance of such shares could:

  •
  decrease the amount of earnings and assets available for distribution to existing common stockholders;

  •
  make removal of the present management more difficult;

  •
  result in restrictions upon the payment of dividends and other distributions to existing common stockholders;

  •
  delay or prevent a change in control of our company; and

  •
  limit the price that investors are willing to pay in the future for our existing common stock.

  Stockholder Rights Plan

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment.

These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

  •
  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17.5% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

  •
  10 business days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17.5% in the case of a passive institutional investor) of our outstanding common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

  •
  the expiration of the rights;

  •
  10 days following a person or group's acquisition of 15% or more (17.5% in the case of a passive institutional investor) of our outstanding common stock; or

  •
  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

  Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

        In addition to our stockholder rights plan, provisions of Delaware law and our restated certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

  •
  Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation's voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation's voting stock within three years before the business combination.

  •
  Our restated certificate of incorporation provides for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our restated certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of all or substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock; and

  •
  Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders. Special meetings of stockholders may be called only by our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

MATERIAL U.S. FEDERAL INCOME TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock applicable to "non-U.S. holders" as defined below. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.

        The term "non-U.S. holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership or any of the following:

  •
  an individual citizen or resident of the U.S.;

  •
  a corporation or other entity taxable as a corporation for the U.S. federal income tax purposes created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        This summary is limited to non-U.S. holders who will hold our common stock as a capital asset (generally, property held for investment). This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder's particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies, or other financial institutions;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  traders in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that are, or who hold our common stock through, partnerships or other pass-through entities;

  •
  persons that own, or are deemed to own, more than 5% of our company, except to the extent specifically set forth below;

  •
  certain former citizens or long-term residents of the U.S.; or

  •
  persons who hold the common stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Distributions on Common Stock

        If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will constitute a return of capital that will first be applied against and reduce the non-U.S. holder's adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "Gain on Disposition of Common Stock" below.

        Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States will generally be subject to withholding of the U.S. federal income tax at the rate of 30%, or if a tax treaty applies, a lower rate specified by the treaty. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under a relevant income tax treaty.

        Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, are taxed on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if the non-U.S. holder was a U.S. person. In such cases, we will not have to withhold U.S. federal income tax if the non-U.S. holder complies with applicable certification requirements. In addition, if the non-U.S. holder is a corporation, a "branch profits tax" equal to 30% (or lower applicable treaty rate) may be imposed on the repatriation from the United States of its adjusted effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable tax treaties that may provide for different rules.

        To claim the benefit of a tax treaty or an exemption from withholding because the dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must either (a) provide a properly executed IRS Form W-8BEN or Form-8ECI (as applicable) before the payment of dividends or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Gain on Disposition of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax or any withholding thereof with respect to gain recognized on a sale or other disposition of our common stock unless one of the following applies:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular graduated U.S. federal income tax rates in much the same manner as if the non-U.S. person was a U.S. person and, if the non-U.S. holder is a foreign corporation, the "branch profits tax" described above may also apply;

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains (including gain recognized on a sale or other disposition of our common stock) allocable to U.S. sources exceed capital losses allocable to U.S. sources; or

  •
  our common stock constitutes a "United States real property interest" by reason of our status as a "United States real property holding corporation," or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the 5-year period ending on the date you dispose of our common stock or the period you held our common stock. The determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our business assets. We believe that we are currently not and do not anticipate becoming a USRPHC. However, there is no assurance that our determination is correct or that we will not become a USRPHC in the future as a result of a change in our assets or operations.

        Even if we are or later become a USRPHC, as long as our common stock is "regularly traded on an established securities market" within the meaning of Section 897(c)(3) of the Code, such common stock will be treated as a United States real property interest only if you owned directly or indirectly more than 5% of such regularly traded common stock at any time during the applicable period. We believe that our common stock will be "regularly traded on an established securities market." If we are or were to become a USRPHC, and a non-U.S. holder owned directly or indirectly more than 5% of our common stock at any time during the applicable period or our common stock were not considered to be "regularly traded on an established securities market," then any gain recognized by a non-U.S. holder on the sale or other disposition of our common stock would be treated as effectively connected with a U.S. trade or business (except for purposes of the branch profits tax) and would be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates in much the same manner as if the non-U.S. holder was a U.S. person. In such case, the non-U.S. holder would be subject to withholding on the gross proceeds realized with respect to the sale or other disposition of our common stock and any amount withheld in excess of the tax owed as determined in accordance with the preceding sentence may be refundable if the required information is timely furnished to the IRS.

Backup Withholding and Information Reporting

        In general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person. In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a share of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the Internal Revenue Service and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

UNDERWRITING

        Lehman Brothers Inc. is acting as the underwriter of this offering. Subject to the terms of the underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 12,000,000 shares of common stock.

        The underwriting agreement provides that the underwriter's obligations to purchase shares of our common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including that:

  •
  all of the shares of common stock offered hereby are purchased (other than those shares of common stock covered by its option to purchase additional shares, as described below), if any of the shares are purchased;

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there has been no material adverse change in our financial condition or in the financial markets; and

  •
  deliver the customary closing documents to the underwriter.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are assuming both no exercise and full exercise of the underwriter's option to purchase additional common stock. The underwriting fee is the difference between the initial public offering price to the public and the amount the underwriter will pay us for the common stock.

	No Exercise	Full Exercise
Per share	$0.136	$0.136
Total	$1,632,000	$1,876,800

        The underwriter proposes to offer the common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.082 per share of common stock. After the commencement of the offering, the underwriter may change the offering price and other selling terms. Sales of shares of our common stock outside of the United States may be made by affiliates of the underwriter.

        We estimate that our total expenses associated with the offer and sale of the common stock, excluding underwriting discounts, will be approximately $1,000,000.

Option to Purchase Additional Common Stock

        We have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement to purchase at any time, and from time to time, in whole or in part, up to 1,800,000 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions shown on the cover page of this prospectus supplement. This option may be exercised to the extent the underwriter sells more than 12,000,000 shares of our common stock in this offering.

Lock-Up Agreements

        We and all of our directors and executive officers have agreed that, subject to certain exceptions, without the prior written consent of Lehman Brothers Inc., we and they will not, directly or indirectly,

(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing, in each case prior to the date that is 60 days after the date of this prospectus supplement.

        The 60-day restricted period described in the preceding paragraph will be extended if:

  •
  during the last 17 days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by Lehman Brothers Inc.

        There are certain exceptions to this lock-up agreement. In addition, Lehman Brothers Inc. may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Lehman Brothers Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The underwriter may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales and penalty bids for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriter of the common stock in excess of the number of shares of common stock the underwriter is obligated to purchase in the offering, which creates the short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock involved in the sales made by the underwriter in excess of the number of shares of the common stock it is obligated to purchase is not greater than the number of shares of common stock that it may purchase by exercising its option to purchase additional common stock. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in its option to purchase additional common stock. The underwriter may close out any short position by either exercising its option to purchase additional common stock and/or purchasing common stock in the open market. In determining the source of common stock to close out the short position, the underwriter will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which it may purchase common stock through its option to purchase additional common stock. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover short positions.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions, may be effected on the New York Stock Exchange or otherwise, and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock.

        In addition, neither we nor the underwriter makes representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Relationships

        The underwriter and its related entities have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursements for these commercial and investment banking transactions.

Electronic Distribution

        A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

        Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as an underwriter and should not be relied upon by investors.

Stamp Taxes

        Purchasers of the common stock offered by this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

Selling Restrictions

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of common stock described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of common stock to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        We have not authorized and do not authorize the making of any offer of common stock through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the common stock, other than the underwriter is authorized to make any further offer of the common stock on behalf of us or the underwriter.

  United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within

Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

  Australia

        This prospectus supplement is not a formal disclosure document and has not been lodged with the Australian Securities and Investments Commission ("ASIC"). It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus for the purposes of Chapter 6D.2 of the Australian Corporations Act 2001 (the "Act") in relation to the common stock or our company.

        This prospectus supplement is not an offer to retail investors in Australia generally. Any offer of common stock in Australia is made on the condition that the recipient is a "sophisticated investor" within the meaning of section 708(8) of the Act or a "professional investor" within the meaning of section 708(11) of the Act, or on condition that the offer to that recipient can be brought within the exemption for 'Small-Scale Offerings' (within the meaning of section 708(1) of the Act). If any recipient does not satisfy the criteria for these exemptions, no applications for common stock will be accepted from that recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of the offer, is personal and may only be accepted by the recipient. If a recipient on-sells their common stock within 12 months of their issue, that person will be required to lodge a disclosure document with ASIC unless either:

  •
  the sale is pursuant to an offer received outside Australia or is made to a "sophisticated investor" within the meaning of 708(8) of the Act or a "professional investor" within the meaning of section 708(11) of the Act; or

  •
  it can be established that our company issued, and the recipient subscribed for, the common stock without the purpose of the recipient on-selling them or granting, issuing or transferring interests in, or options or warrants over them.

  Hong Kong

        Our common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common stock may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our common stock which is intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

  India

        This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India. This prospectus supplement or any other material relating to the common stock may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in the common stock. Each prospective investor is also advised that any investment in the common stock by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

  Japan

        Our common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 as amended, the FIEL), and we will not offer or sell any of our common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

  People's Republic of China

        This prospectus supplement may not be circulated or distributed in the PRC and our common stock may not be offered or sold, and we will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

  Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our common stock is subscribed and purchased under Section 275 by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable in six months after that corporation or that trust has acquired our common stock under Section 275 except (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for transfer; or (iii) by operation of law.

  Korea

        Our common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. Our common stock has not been registered with the Financial Supervisory Commission of Korea for public offering in Korea. Furthermore, our common stock may not be resold to Korean residents unless the purchaser of our common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that web site is www.sec.gov.

        In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. The Company has filed the following documents with the SEC and these documents are incorporated herein by reference. Those documents include our:

  •
  Annual Report on Form 10-K for the fiscal year ended April 29, 2007;

  •
  Definitive Proxy Statement for Annual Meeting of Stockholders held on September 11, 2007;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2007;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2007;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2008; and

  •
  Current Reports on Form 8-K filed on May 15, 2007, May 31, 2007, July 20, 2007, September 19, 2007, September 20, 2007, November 16, 2007, January 17, 2008, April 15, 2008, April 30, 2008, May 16, 2008, June 4, 2008 and June 12, 2008.

        We also incorporate by reference all documents that we file with the SEC after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering made by this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

        Any statement contained in this prospectus supplement, the prospectus or in a document incorporated or deemed to be incorporated by reference in them shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person to whom a copy of this prospectus supplement is delivered copies of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
Tel: (951) 351-3500

EXPERTS

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 29, 2007 (including the schedule appearing therein), and Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of April 29, 2007 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of April 29, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Fleetwood Enterprises, Inc. for the thirteen-week period ended July 29, 2007, the thirteen-week and twenty-six-week periods ended October 28, 2007, and the thirteen-week and thirty-nine-week periods ended January 27, 2008, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated September 4, 2007, December 4, 2007, and March 3, 2008 included in Fleetwood Enterprises, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended July 29, 2007, October 28, 2007, and January 27, 2008, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

LEGAL MATTERS

        The validity of the common stock offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, Irvine, California. Morrison & Foerster LLP, New York, New York will pass upon certain legal matters for the underwriter.

PROSPECTUS

$125,000,000

FLEETWOOD ENTERPRISES, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants
Rights

        This prospectus provides a general description of our debt securities, preferred stock, common stock, warrants and rights that may be offered hereunder from time to time. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms about the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        The aggregate initial offering price of all securities sold by Fleetwood Enterprises, Inc. under this prospectus will not exceed $125,000,000.

        The common stock of Fleetwood Enterprises, Inc. is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "FLE".

        Investing in our securities involves a high degree of risk. See "Risk Factors" contained in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2005

        Unless otherwise indicated or the context otherwise requires, the terms "we," "us" and "our" refer to Fleetwood Enterprises, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

        We have not authorized anyone to give any information or to make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or SEC, pursuant to a "shelf" registration process. The aggregate offering price of all securities that we may sell under this prospectus will not exceed $125,000,000. Such amount may be sold from time to time in any combination of the securities listed below.

  •
  our debt securities;

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  our preferred stock;

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  our common stock;

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  warrants entitling holders to purchase our common stock, preferred stock or debt securities; and

  •
  rights entitling holders to purchase our common stock.

        We may sell these securities either separately or together in units. We may issue debt securities convertible into shares of our common or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock.

        This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information:

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  the type and amount of securities that we propose to sell;

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  the public offering price of the securities;

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  the names of the underwriters, agents or dealers, if any, through or to which the securities will be sold;

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  any compensation of those underwriters, agents or dealers;

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  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

  •
  any risk factors applicable to the securities that we propose to sell;

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  any material United States federal income tax considerations applicable to the securities; and

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  any other material information about the offering and sale of the securities.

        In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements that are based on current expectations, estimates, forecasts and projections about the business and the industries in which we operate and our beliefs as well as assumptions, and information currently available to us. These forward-looking statements include statements that do not relate solely to historical or current facts and, in some cases, can be identified by the use of words such as "may," "will," "should," "intend," "plan," "predict," "potential," "believe," "expect," "estimate," "project," "continue" or "anticipate" or the negative of these terms or other comparable terminology. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        Forward-looking statements are not guarantees of future performance and are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In evaluating these statements, you should specifically consider various factors including the factors listed under "Risk Factors," as contained in the applicable prospectus supplement, as well as elsewhere in this prospectus, such prospectus supplement and in other SEC filings. These risk factors include, without limitation, the following items:

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  the cyclical nature of both the manufactured housing and recreational vehicle industries;

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  ongoing weakness in the manufactured housing market;

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  continued acceptance of our products;

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  the potential impact on demand for our products as a result of declining consumer confidence;

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  the effect of global tensions on consumer confidence;

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  expenses and uncertainties associated with the manufacturing and introduction of new products;

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  the future availability of manufactured housing retail financing as well as housing and recreational vehicle wholesale financing;

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  the price of gasoline as it might impact recreational vehicle sales;

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  availability and pricing of raw materials;

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  changes in retail inventory levels in the manufactured housing and recreational vehicle industries;

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  competitive pricing pressures;

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  the ability to attract and retain quality dealers, executive officers and other personnel;

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  the ability to successfully meet our ongoing obligations with respect to Section 404 of the Sarbanes-Oxley Act; and

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  the ability to obtain the financing we need in order to execute our business strategies.

        Many of these factors are beyond our control and our business, financial condition, results of operations and cash flows may be adversely affected by these factors.

        These factors are not exclusive. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and actual results, events or performance may differ materially. All of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, changing circumstances or otherwise.

THE COMPANY

        Throughout this prospectus, we use the term "fiscal," as it applies to a year, to represent the fiscal year ending on the last Sunday in April. When we refer to a specific fiscal year, the year reference is to the calendar years in which the fiscal year ends. For example, "fiscal 2005" represents the fiscal year that ended on April 24, 2005. Similarly, our fiscal quarters end on the last Sunday of each of the months of July, October, January and April.

        We are a leading producer of recreational vehicles and manufactured housing. In our fiscal year ended April 24, 2005, we generated total revenue of $2.4 billion.

        Our recreational vehicle products include motor homes, travel trailers and folding trailers. In calendar year 2004, we held a 17.9 percent share of the motor home market, an 11.7 percent share of the travel trailer market and a 38.2 percent share of the folding trailer market in the United States. For calendar year 2004, our folding trailer division was the leader in market share in that segment, while our motor home business was in second position and our travel trailer division was in third position. In our fiscal year ended April 24, 2005, our recreational vehicle business generated revenues of approximately $1.66 billion.

        In addition, we operate a manufactured housing manufacturing business. In calendar year 2004, we were the second largest producer of HUD (The U.S. Department of Housing and Urban Development)-Code homes in the United States in terms of units sold with a 17.6 percent share of the wholesale market. In our fiscal year ended April 24, 2005, our manufactured housing business generated revenues from continuing operations of $786 million.

        We also operated a manufactured housing retail business and a manufactured housing finance business. As of the end of our fiscal year 2005, we operated 135 retail sales locations in 21 states and were the third largest retailer of manufactured homes in the United States. However, we recently completed the sale of most of the assets of our retail business to Clayton Homes, Inc., and the sale of the retail loan portfolio of our finance business to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc.

        Our principal executive offices are located at 3125 Myers Street in Riverside, California 92503, and our telephone number is (909) 351-3500.

Recent Developments

        On August 5, 2005, we completed the sale of substantially all of the operating assets of our housing retail business to CMH Homes, Inc. and CMH of KY., Inc., two retail subsidiaries of Clayton Homes, Inc. (a subsidiary of Berkshire Hathaway Inc.), including inventory, real property, other fixed assets and prepaid rent at selected company-operated retail stores. The aggregate sale price was approximately $74 million, subject to certain adjustments, including a post-closing adjustment to reflect the actual amount of inventory on hand at the closing date. The sale was pursuant to an asset purchase agreement, dated as of July 7, 2005, by and among us, CMH Homes, Inc. and CMH of KY., Inc. The asset purchase agreement was attached as an exhibit to the Current Report on Form 8-K that we filed with the SEC on July 12, 2005.

        On July 29, 2005, we completed the sale of substantially all of our manufacturing housing loan portfolio to Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc. The aggregate sale price was approximately $74.7 million. The sale was pursuant to a purchase and sale agreement, dated as of July 29, 2005, by and between us and Vanderbilt. The purchase and sale agreement further provides that Vanderbilt will purchase up to an additional $10 million in principal amount of loans originated by our finance business subsidiary during the 60 day period following the closing on July 29, 2005, on substantially similar terms. The purchase and sale agreement contains customary covenants, representations, warranties and indemnification provisions.

        We recorded impairment charges of $51.1 million in the fourth quarter of our fiscal 2005 related to the sale of the assets of our retail and financial services businesses as described above. We expect to incur additional charges, including severence costs, one-time employee termination expenses, as well as contract termination costs, in the range of $5 million to $7 million throughout our fiscal year 2006, with the majority occurring in the first and second quarters of our fiscal 2006. We expect the combination of the asset impairment charges taken in the fourth quarter of fiscal 2005, and the costs related to the disposal that will occur in the first and second quarters of our fiscal 2006, will be in the range of $56 million to $58 million, of which only about $3 million to $5 million will represent cash expenditures. These costs, as well as the ongoing financial results for our retail and financial services businesses, were accounted for as discontinued operations effective as of the fourth quarter of fiscal 2005.

USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes including, among other things, the payment of deferred interest on the outstanding 6% convertible trust preferred securities due 2028 of Fleetwood Capital Trust and the possible repurchase or redemption of a portion of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	For the Fiscal Year Ended April(1)
	2005		2004	2003		2002		2001
Ratio of Earnings to Fixed Charges	—	(2)	1.7	—	(2)	—	(2)	—	(2)

(1)
We use a fiscal year ending on the last Sunday of April in each year.

(2)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges, and these ratios are unaudited for all periods presented. For purposes of computing these ratios, earnings represent income (loss) from continuing operations before income taxes and cumulative effect of accounting change and fixed charges. Fixed charges include all interest expense, the portion of rental expense considered to be a reasonable estimate of the interest factor, distributions on our existing convertible trust preferred securities and fixed charges of $11.1 million, $8.9 million, $9.4 million, $13.5 million, and $20.5 million, that relate to discontinued operations in fiscal years 2005, 2004, 2003, 2002 and 2001.

        Our ratios of earnings to fixed charges for the fiscal years 2005, 2003, 2002 and 2001 were not meaningful since earnings were inadequate to cover fixed charges by $71.2 million, $12.4 million, $56.7 million and $248.4 million, respectively.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value of $1.00 per share.

        At September 1, 2005, we had outstanding:

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  56,472,050 shares of common stock (as well as the same number of "rights" to purchase junior participating preferred shares under the terms of our rights plan discussed below);

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  exercisable stock options to purchase an aggregate of approximately 4,830,852 shares of our common stock;

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  no shares of preferred stock;

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  an aggregate of approximately $201,250,000 in stated liquidation amount of the Trust Preferred. Holders of these preferred securities have the right to convert their securities into an aggregate of 4,130,737 shares of our common stock, subject to adjustment; and

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  an aggregate of $100,000,000 principal amount of existing convertible debentures convertible into a maximum of 8,503,400 shares of our common stock.

Common Stock

        Subject to the rights of holders of our preferred securities that may be issued in the future, our common stockholders are entitled to receive dividends if and when they are declared by our board of directors from legally available funds and, in the event of liquidation, to receive pro rata all assets remaining after payment of all obligations. Each holder of our common stock is entitled to one vote for each share held and to cumulate its votes for the election of directors. Our stockholders do not have preemptive rights.

        Computershare is the transfer agent and registrar for our common stock.

Preferred Stock

        As of the date of this prospectus, no shares of our preferred stock are outstanding. The authorized shares of our preferred stock are issuable, without further stockholder approval, in one or more series as determined by our board of directors. Our board of directors also determines the voting rights, designations, powers, preferences, and the relative participating, optional or other rights of each series of our preferred stock, as well as any qualifications, limitations or restrictions. We will distribute a prospectus supplement with regard to each particular issue or series of preferred stock we offer under this prospectus. Each such prospectus supplement will describe, as to the series of preferred stock to which it relates:

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  the title of the series of preferred stock;

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  any limit upon the number of shares of the series of preferred stock which may be issued;

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  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

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  the date or dates on which we will be required or permitted to redeem the preferred stock;

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  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

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  the voting rights, if any, of the holders of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

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  the rights, if any, of holders of preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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  any provisions by which we will be required or permitted to make any payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

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  any material United States federal income tax considerations applicable to the preferred stock; and

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  any other material terms of the preferred stock.

Effect of New Issuance

        If our board were to issue a new series of common stock or preferred stock, the issuance of such shares could:

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  decrease the amount of earnings and assets available for distribution to existing common stockholders;

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  make removal of the present management more difficult;

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  result in restrictions upon the payment of dividends and other distributions to existing common stockholders;

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  delay or prevent a change in control of our company; and

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  limit the price that investors are willing to pay in the future for our existing common stock.

Stockholder Rights Plan

        On September 15, 1998, our board of directors declared a dividend distribution on each then outstanding share of our common stock of one right to acquire one one-thousandth of a share of our series A junior participating preferred stock at an exercise price of $160.00, subject to adjustment. These rights are also issued with any shares of our common stock that are issued after the initial dividend distribution and before the occurrence of specified events.

        The rights may only be exercised:

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  10 days after public announcement that a person or group of affiliated persons has acquired or obtained the right to acquire beneficial ownership of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock without the prior approval of our board of directors (such person or group being defined as an "acquiring person"); or

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  10 business days after commencement of a tender offer or exchange offer that would result in a person or group of affiliated persons beneficially owning 15% or more of our common stock.

        If a party acquires 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock in accordance with certain defined terms or our board of directors determines that any person has become an acquiring person, each right will entitle its holder to purchase, at the right's then current exercise price, a number of shares of our common stock having a market value of twice the right's then current exercise price.

        The rights do not have voting or dividend rights and expire on September 15, 2008, if not redeemed, exchanged or tendered prior to this date. The rights may be redeemed in whole, but not in part, by us at a price of $0.002 per right at any time prior to the earlier of:

  •
  the expiration of the rights;

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  10 days following a person or group's acquisition of 15% or more (17 1/2% in the case of a passive institutional investor) of our outstanding common stock; or

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  10 days following our board of directors' determination of a person to be an acquiring person.

        If we are acquired, under certain circumstances each right entitles the holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value of twice the right's then current exercise price.

        Unless and until the rights become exercisable, the rights trade only with our shares of common stock and are represented by the stock certificates representing our common stock. If the rights become exercisable, separate certificates representing the rights will be delivered to the holders of our common stock at that time, and the rights will then trade separately from our shares of common stock.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of Our Certificate of Incorporation

        In addition to our stockholder rights plan, provisions of Delaware law and our restated certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

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  Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation's voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation's voting stock within three years before the business combination.

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  Our restated certificate of incorporation provides for a classified board of directors, approximately one-third of which is elected annually for a three-year term. Our restated certificate of incorporation also requires a vote of holders of at least 80% of our voting stock to adopt or modify our bylaws, or to approve a merger, a sale of all or substantially all of our assets or certain other transactions between us and any other corporation holding directly or indirectly more than 5% of our voting stock, unless the merger, sale or other transaction was approved by our board of directors prior to the other corporation's acquisition of more than 5% of our voting stock. The above provisions cannot be changed unless the change is approved by the affirmative vote of at least 80% of our voting stock; and

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  Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders. Special meetings of stockholders may be called only by our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

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  Our bylaws provide time limitations for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholders' meetings.

        Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the Securities and Exchange Commission as described under the heading "Where You Can Find More Information" at page 18.

DEBT SECURITIES

        We may issue senior, senior subordinated or subordinated debt securities. Senior debt securities will be issued under a senior debt securities indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed forms of a senior debt securities indenture, a senior subordinated debt indenture and a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under indentures substantially in such forms filed with the registration statement, to be entered into with a trustee chosen by us. Such senior debt securities indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the "indentures." References to an "indenture" below are references to the senior debt securities indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The indentures are governed by the Trust Indenture Act. The indentures may be amended or supplemented from time to time. We will file any new indentures (which will be consistent with the forms filed) and any supplements or amendments to the indentures by amendment to this registration statement or pursuant to current reports on Form 8-K to be incorporated into this registration statement by reference. You may inspect the indentures and all amendments and supplements thereto at the office of the trustee, or as described under the heading "Where You Can Find More Information" at page 18. The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

        The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

        Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indenture does not limit the aggregate amount of debt securities that may be issued under it. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

  •
  the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

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  the date or dates on which principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

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  the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

  •
  any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

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  any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

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  any restrictions upon our ability to incur additional debt;

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  the denominations in which the debt securities are issuable;

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  the currency or currencies in which principal and interest will be payable, if other than United States dollars;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture;

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  whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the indenture;

  •
  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

  •
  the nature and terms of the security for any secured debt securities;

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  the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

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  the amount of our then outstanding debt, both secured and unsecured, that will rank senior to the debt securities, rank equal to the debt securities, and be subordinated to the debt securities;

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  any right of holders of the debt securities to convert them into our equity securities or equity securities of our subsidiaries or affiliates, and the terms of any such conversion; and

  •
  any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the indenture and this prospectus.

Events of Default and Remedies

        An event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

  •
  our default in payment when due, either at maturity, upon any redemption, by declaration or otherwise, of the principal of or any premium on any of the debt securities of that series;

  •
  our default for 30 days in payment of any installment of interest on any debt security of that series, provided that if we extend an interest payment period or otherwise defer the payment of interest under the terms of the debt securities, the extension will not be a failure to pay interest;

  •
  default by us in the observance or performance of certain covenants in the indenture or applicable supplemental indenture relating to that series and, with respect to certain of those covenants, we have not cured such default after 60 days' notice;

  •
  certain events involving our bankruptcy, insolvency or reorganization; and

  •
  any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

        The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee considers it in the interest of the holders of the series of debt securities to do so.

        If certain events involving bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of our debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture or supplemental indenture.

Defeasance

        We may terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

        In addition, if there is a change in applicable tax law or we receive an appropriate Internal Revenue Service letter ruling, we may terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay any interest on and the principal of the debt securities of that series and certain other obligations, at any time by:

  •
  depositing in trust with the trustee, under an irrevocable trust agreement, money or United States government obligations in an amount sufficient to pay principal of and any interest on the debt securities of that series to their maturity, and

  •
  complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

        A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

        Without the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  evidence the assumption by a successor corporation of our obligations under the indenture and any series of debt securities;

  •
  provide that specific provisions of the indenture will not apply to a particular series of unissued debt securities;

  •
  create any series of unissued debt securities and establish its terms (or to provide for the issuance of additional debt securities of any series to the extent provided, in accordance with the provisions set forth in an authorizing resolution or supplemental indenture pertaining to any series);

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the rights of any holder of debt securities;

  •
  evidence and provide for the acceptance of an appointment of a successor trustee;

  •
  add guarantees or collateral security with respect to the debt securities; and

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

        Without the consent of each holder affected, we and the trustee may not:

  •
  reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest, included defaulted interest, on any debt security;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

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  modify the ranking or priority of the debt securities of any series;

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  modify certain provisions of the indenture relating to waivers that require the consent of holders;

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  modify the rights of holders to receive payment of principal and interest with respect to any debt security or to bring suit to enforce such payment;

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  modify the provisions requiring the consent of holders to amend the indenture;

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  waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

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  make any debt security payable at a place or in money other than that stated in the debt security.

        The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Book-Entry, Delivery and Form

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

        Under the terms of the indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under the indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

        A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

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  DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days;

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  we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture; or

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  an event of default has occurred and is continuing and the registrar has received a request from DTC to issue notes in definitive form.

        In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

        Under the indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under the indenture.

Concerning the Trustee

        In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

WARRANTS

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each particular issue or series of warrants we offer under this prospectus. Each such prospectus supplement will describe, as to the series of warrants to which it relates:

  •
  the title of the warrants;

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  the aggregate number of warrants to be issued and currently outstanding, if any;

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  the price or prices at which the warrants will be issued;

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  the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

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  the procedures and conditions relating to the exercise of the warrants including:

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the maximum or minimum number of the warrants which may be exercised at any time; and

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  any limitations relating to the exchange and exercise of such warrants;

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  in the case of warrants to purchase our preferred or common stock, any provisions for adjustment of the number or amount of shares of our preferred or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

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  in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

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  if applicable, the number of warrants issued with each share of our preferred or common stock or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

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  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  call provisions of the warrants, if any;

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  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other material terms of such warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of preferred or common stock, the right to vote or to receive any payments of dividends on the preferred or common stock purchasable upon exercise.

        Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations.

RIGHTS

        We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. We will distribute a prospectus supplement with regard to each issue or series of rights. Each such prospectus supplement will describe:

  •
  the title of the rights;

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  the aggregate number of rights to be issued and currently outstanding, if any;

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  the price or prices at which the rights will be issued;

  •
  the number of shares of common stock purchasable upon exercise of the rights and the exercise price of each right;

  •
  the procedures and conditions relating to the exercise of the rights including:

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the maximum or minimum number of the rights which may be exercised at any time; and

  •
  any limitations relating to the exchange and exercise of such rights;

  •
  any provisions for adjustment of the number or amount of shares of our common stock receivable upon exercise of the rights or the exercise price of the rights;

  •
  if applicable, the number of rights issued with each share of our common stock, and the date on and after which the rights and the related shares of common stock will be separately transferable;

  •
  whether the rights represented by the rights certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the rights, if any;

  •
  if applicable, a discussion of any material federal income tax considerations; and

  •
  any other material terms of such rights.

Exercise of Rights

        Each right will entitle the holder of the right to purchase shares of our common stock, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights. Rights may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will become void.

        Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock purchased upon such exercise. If less than all of the rights represented by a rights certificate are exercised, a new rights certificate will be issued for the remaining rights.

        Prior to the exercise of any rights, holders of the rights will not have any of the rights of holders of the shares of our common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

        Certificates for rights to purchase shares of our common stock will be exchangeable for new rights certificates of different denominations.

PLAN OF DISTRIBUTION

        The securities which may be offered pursuant to this prospectus and any prospectus supplement may be offered by us to one or more underwriters for public offering and sale by them or to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the applicable prospectus supplement. Sales of such securities may be effected by us from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange or other securities exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the securities, through short sales of the securities, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may offer and sell the securities in exchange for one or more of our outstanding debt securities or other securities.

        In connection with the sale of the securities, underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from us and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Direct sales of securities may be made on a national securities exchange or otherwise.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities.

        Certain of the underwriters, dealers, agents and remarketing firms described below and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of the securities. To the extent required, the prospectus supplement will describe the terms of such sales, include the terms of any bidding or auction process, if used.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us pursuant to contracts providing for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This registration statement, including the exhibits and schedules, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at

http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), after the date of this prospectus and until the sale of all securities registered hereunder or termination of the registration statement:

  •
  our annual report on Form 10-K for the year ended April 24, 2005, filed on July 7, 2005;

  •
  our current reports on Form 8-K filed on August 10, 2005, August 4, 2005, July 28, 2005, July 21, 2005, July 13, 2005, July 12, 2005, July 8, 2005, July 7, 2005, May 19, 2005 and April 29, 2005.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes a statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations Department
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(951) 351-3500

        Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

        The consolidated financial statements of Fleetwood Enterprises, Inc. appearing in Fleetwood Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended April 24, 2005 (including the schedule appearing therein), and Fleetwood Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of April 24, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Leonard J. McGill, our Senior Vice President and General Counsel, has issued an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

12,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT
 June    , 2008

LEHMAN BROTHERS

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
BUSINESS
RECENT DEVELOPMENTS
REVENUES
CURRENT MARKET CONDITIONS
SUMMARY OF THE OFFERING
RISK FACTORS
RISK FACTOR OVERVIEW
USE OF PROCEEDS
PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND HISTORY
CAPITALIZATION
DESCRIPTION OF CAPITAL STOCK
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
UNDERWRITING
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXPERTS
LEGAL MATTERS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXPERTS
LEGAL MATTERS